Exhibit 99.1

For further information contact:

ServiceMaster:
Ernie Mrozek (CFO) 901.766.1268
Steve Bono (COM) 630.663.2150
Marty Ketelaar (INV) 630.663.2906

Clayton, Dubilier & Rice:
Thomas Franco 212.407.5225

FOR IMMEDIATE RELEASE

MARCH 19, 2007

SERVICEMASTER REACHES AGREEMENT TO BE ACQUIRED BY
CLAYTON, DUBILIER & RICE FOR $15.625 PER SHARE IN CASH IN A
TRANSACTION VALUED AT $5.5 BILLION

MEMPHIS, TN — March 19, 2007 — The ServiceMaster Company (NYSE:SVM) announced today that it has entered into a definitive merger agreement to be acquired by an investment group led by Clayton, Dubilier & Rice, Inc. (CD&R) for a total enterprise value of approximately $5.5 billion, including the assumption of existing ServiceMaster debt.

Under the terms of the agreement, ServiceMaster’s stockholders will receive $15.625 in cash for each outstanding ServiceMaster share. This represents a premium of approximately 16% over ServiceMaster’s closing share price of $13.47 on Friday, March 16, 2007 and a premium of approximately 31% over ServiceMaster’s closing share price of $11.90 on November 27, 2006, the last trading day before the announcement by the company that the Board of Directors would explore strategic alternatives.

The ServiceMaster Board of Directors has approved the merger agreement and recommends adoption of the agreement by ServiceMaster’s stockholders. Completion of the transaction is contingent upon customary closing conditions, including the approval of a majority of ServiceMaster’s outstanding shares and regulatory approval.

Stockholders will be asked to vote on the proposed merger at a special meeting which the company currently expects to be held during the second quarter. Until the closing of the transaction, the company anticipates continuation of its existing dividend policy.

 “The Board of Directors, with the aid of management and our financial advisors, conducted a thorough review of strategic alternatives available to the company and concluded that this transaction is in the best interests of our stockholders,” said J. Patrick Spainhour, Chairman and Chief Executive Officer of ServiceMaster.

“The Board’s support is based on the conviction that this transaction will deliver value to shareholders that is superior to what the company could achieve under its current business plan,” said Spainhour. “We are a company with a unique heritage and a very bright future, which we believe will be enhanced by the new ownership structure.  CD&R will bring valuable insight to our business and contribute to the acceleration of profitable growth.”

Donald J. Gogel, Chief Executive Officer of CD&R, said, “We have been interested in ServiceMaster for years, and have always felt that its management team, unique mix of market leading brands and  leading industry positions were a great fit with CD&R’s investment approach. We believe the company will be better positioned as a non-public enterprise to pursue management’s long-term growth plans and to further enhance its attractive collection of market-leading service businesses.”

“Working with the ServiceMaster team, we intend to invest in the key strategic initiatives that will accelerate growth in each business unit, while maintaining a strong stewardship of the core values that have been the foundation of the company,” concluded Gogel.

Richard J. Schnall, the CD&R partner who led the transaction, said, “We believe our past success working with large, branded, multi-location service businesses will prove to be of significant value as we partner with ServiceMaster’s management team to move the company forward over the long term.”

After completion of the transaction, Clayton, Dubilier & Rice announced that George W. Tamke, CD&R Operating Partner, will assume the position of Chairman of the ServiceMaster Board of Directors.  Mr. Spainhour will continue to serve as Chief

Executive Officer. Mr. Tamke is former co-CEO of Emerson Electric and previously served as the lead operating partner for CD&R investments in Kinko’s, Culligan and Hertz.

Morgan Stanley and Goldman Sachs acted as financial advisors to ServiceMaster.  Both firms, as well as Greenhill & Co., provided fairness opinions to the ServiceMaster Board of Directors. Sidley Austin served as legal adviser to ServiceMaster in connection with the transaction.  Banc of America, Citigroup Global Markets Inc., JPMorgan and Wachovia Securities provided strategic advisory services to CD&R and Banc of America Securities LLC, Citigroup Global Markets Inc., and JPMorgan Chase Bank, N.A. have committed to provide debt financing for the transaction.  In addition, Banc of America Capital Investors, Citigroup Private Equity and JPMorgan have committed to provide equity financing.  Debevoise & Plimpton is acting as legal advisor to CD&R.

Conference Call Details

The Company will review this information in a call at 9:00 a.m. CT on March 19, 2007. Interested parties may listen to the call at (877) 690-6769. The conference call will include Pat Spainhour, Chairman and Chief Executive Officer, and Ernie Mrozek, Vice Chairman and Chief Financial Officer. The call will be broadcast live and can be accessed at the ServiceMaster web site, www.svm.com. The call will be archived on the site for 30 days and may also be accessed for seven days at (800) 633-8284 (21333212).

About The ServiceMaster Company

ServiceMaster currently serves residential and commercial customers through a network of over 5,500 company-owned and franchised locations. The Company’s brands include TruGreen, TruGreen LandCare, Terminix, American Home Shield, InStar Services Group, ServiceMaster Clean, Merry Maids, Furniture Medic and AmeriSpec. The core services of the Company include lawn care and landscape maintenance, termite and pest control, home warranties, disaster response and reconstruction, cleaning and disaster restoration, house cleaning, furniture repair, and home inspection.

About Clayton, Dubilier & Rice, Inc.

Clayton, Dubilier & Rice, Inc. (CD&R) is a leading private equity investment firm that has earned consistent, superior investment returns using an integrated operational and financial approach to building and growing portfolio businesses. Since its founding in 1978, CD&R has managed investments of over $8 billion in 39 U.S. and European subsidiaries or divisions of large multi-business corporations with revenues exceeding $40 billion, representing an aggregate transaction value of over $40 billion. CD&R led a group of investors in the purchase of The Hertz Corporation from Ford Motor Company in December 2005. The firm’s investments have also included Kinko’s, which was sold to FedEx in February 2004; Culligan International, leading global provider of water treatment product and services; and Scotts, a leader in do-it-yourself lawn and garden consumer products. CD&R is based in New York and London. For more information about CD&R, visit www.cdr-inc.com.

About the Transaction

ServiceMaster will file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the acquisition of ServiceMaster by an investment group led by Clayton, Dubilier & Rice, Inc.

SERVICEMASTER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

ServiceMaster stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  ServiceMaster stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515, Attention: Corporate Secretary, telephone: 630-663-2000, or from ServiceMaster’s website, www.svm.com.

ServiceMaster and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of ServiceMaster with respect to the proposed acquisition.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in ServiceMaster’s proxy statement relating to the proposed acquisition when it is filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of ServiceMaster common stock as of March 8, 2006 is also set forth in ServiceMaster’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006.

Statements about the expected timing, completion and effects of the proposed acquisition of ServiceMaster by an investment group led by Clayton, Dubilier & Rice, Inc. and all other statements in this press release other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements.  Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  ServiceMaster may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain stockholder approval, the failure of financing or the failure to satisfy other closing conditions.  Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by ServiceMaster with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation ServiceMaster’s Annual Report on Form 10-K for the year ended December 31, 2006.